   As filed with the Securities and Exchange Commission on August 28, 2001

                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            _______________________

                               Bcom3 Group, Inc.
            (Exact name of registrant as specified in its charter)
                            _______________________

                Delaware                                           36-4345638
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

    35 West Wacker Drive, Chicago IL                                 60601
(Address of Principal Executive Offices)                           (Zip Code)

                  Bcom3 2000 Long-Term Equity Incentive Plan
                    Bcom3 2001 California Stock Option Plan
                           (Full title of the plan)

                             Christian E. Kimball
             Chief Administrative Officer and Chief Legal Officer
                               Bcom3 Group, Inc.
                             35 West Wacker Drive
                               Chicago, IL 60601
                                (312) 220-1000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                  ---------
                                 Keith S. Crow
                               Kirkland & Ellis
                            200 East Randolph Drive
                           Chicago, Illinois  60601

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
   Title of securities to be          Amount to be            Proposed maximum            Proposed maximum         Amount of
          registered                  registered/(1)/        offering price per           aggregate offering      registration
                                                                   share                         price                fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
  $0.01 per share................     951,331 shares              $130 (2)                  $123,673,030           $30,918.26
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
  $0.01 per share................     655,286 shares              $130 (3)                  $ 85,187,180           $21,296.80
------------------------------------------------------------------------------------------------------------------------------------

/(1)/ Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock that may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.
/(2)/ Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee, based on the weighted average exercise price of these options.
/(3)/ Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee, based on the good faith estimate by the Registrant's board of directors of the fair market value of the registrant's Common Stock on May 31, 2001.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information.

          The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Bcom3 2000 Long-Term Equity Incentive Plan or the Bcom3 2001 California Stock Option Plan (the "Plans"), will be available without charge by contacting the Company's Chief Legal Officer, Christian E. Kimball, at 35 West Wacker Drive, Chicago, Illinois, 60601, telephone number
(312) 220-1000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Bcom3 Group, Inc. (the "Company") with the Commission are incorporated in this Registration Statement by reference:

          (1) The Company's registration statement on Form 10, as subsequently amended by any post-effective amendment thereto (SEC File No. 000-32649);

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

          (3) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.  Not Applicable.

Item 5.   Interests of Named Experts and Counsel. None.

Item 6.   Indemnification of Directors and Officers.

General Corporation Law

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

     Section 145 also provides that a Delaware corporation may indemnify any persons who are, were, or are threatened to be made a party to any threatened, pending, or completed action or suit, by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, so long as such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Certificate of Incorporation and Bylaws

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law, no member of its Board of Directors shall be liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty.

     The Company's Bylaws provide for the indemnification of its directors, officers, and employees to the fullest extent permitted by the General Corporation Law.

Liability Insurance

     The Company maintains liability insurance policies for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed.  Not applicable.

Item 8.   Exhibits.  An Exhibit Index is located at page 7.

   Number                                            Description
   ------                                            -----------

     4.1  Amended and Restated Certificate of Incorporation./(1)/

     4.2  Bylaws of the Company./(1)/

     4.3  Bcom3 2000 Long-Term Equity Incentive Plan./(1)/

     4.4  Bcom3 2001 California Stock Option Plan.

     5.1 Opinion of Company counsel with respect to the legality of the shares of Common Stock being registered hereby.

    23.1  Consent of Arthur Andersen LLP.

    23.2  Consent of Chief Legal Officer of the Company (included in Exhibit
          5.1).

    24.1 Power of Attorney (included on the signature page to this Registration Statement).

___________________

/(1)/ Incorporated by reference to the Registrant's Form 10 (Sec File No. 000-32649).

Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) to include any material information with respect
               to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 28, 2001.

                                        BCOM3 GROUP, INC.

                                        By:   /s/ Roger A. Haupt
                                           ---------------------------------
                                        Name:  Roger A. Haupt
                                        Title: Chairman and Chief Executive
                                               Officer


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger A. Haupt, Craig D. Brown, and Christian E. Kimball and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering to which the Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact as agents, and each of them, full power, and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               _________________

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on August 28, 2001.


                  Signature                              Title
                  ---------                              -----

/s/ Roger A. Haupt                       Chairman, Chief Executive Officer, and
--------------------------               Director (Principal Executive Officer)
Roger A. Haupt

/s/ Craig D. Brown                       President, Chief Operating Officer, and
--------------------------               Director (Principal Financial and
Craig D. Brown                           Accounting Officer)


/s/ Roy J. Bostock                       Director
--------------------------
Roy J. Bostock

/s/ Richard B. Fizdale                   Director
--------------------------
Richard B. Fizdale

/s/ Fumio Oshima                         Director
--------------------------
Fumio Oshima

/s/ Megumi Niimura                       Director
--------------------------
Megumi Niimura

                                 EXHIBIT INDEX

Number                                          Description
------                                          -----------

     4.1 Amended and Restated Certificate of Incorporation./(1)/

     4.2 Bylaws of the Company./(1)/

     4.3 Bcom3 2000 Long-Term Equity Incentive Plan./(1)/

     4.4 Bcom3 2001 California Stock Option Plan.

     5.1 Opinion of Company counsel with respect to the legality of the shares of Common Stock being registered hereby.

    23.1 Consent of Arthur Andersen LLP.

    23.2 Consent of Chief Legal Officer of the Company (included in Exhibit
         5.1).

    24.1 Power of Attorney (included on the signature page to this Registration Statement).

___________________

/(1)/ Incorporated by reference to the Registrant's Form 10 (Sec File No. 000-
      32649).